UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2009

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2009, Alphatec Holdings, Inc. (“Alphatec” or the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) by and among Healthpoint (Luxembourg) I, S.a.r.l., Healthpoint (Luxembourg) II, S.a.r.l., HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P. to acquire, directly or indirectly, approximately 94.8% of the issued and outstanding shares of Scient’x S.A., or Scient’x. Scient’x is a global medical device company based in Guyancourt, France that designs, develops and manufacturers surgical implants to treat disorders of the spine. The acquisition of Scient’x is referred to as the Share Purchase.

In addition, HealthpointCapital Partners, L.P. and HealthpointCapital Partners II, L.P (collectively, “HealthpointCapital”) agreed to use their commercially reasonable efforts to cause the remaining shareholders of Scient’x, who hold approximately 5.2% of the shares of Scient’x, to sell those shares to Alphatec on substantially the same terms and conditions as set forth in the Share Purchase Agreement, so that Alphatec will acquire 100% of the issued and outstanding shares of Scient’x. Following the Share Purchase, Scient’x will be an indirectly owned subsidiary of Alphatec.

The Share Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Alphatec will issue 24,000,000 shares of its common stock in consideration for 100% of the outstanding shares of Scient’x. On a pro forma basis, these shares will constitute approximately 31.3% of Alphatec’s voting stock following the issuance, based on Alphatec’s capital stock outstanding at December 15, 2009. The number of shares to be issued will be reduced by a certain number of shares calculated at the closing in exchange for our payment of certain fees and expenses incurred by HealthpointCapital in connection with the Share Purchase.

The closing of the Share Purchase is subject to a number of conditions, including approval by the holders of a majority of the shares of the common stock of Alphatec present and voting on the matter at a special meeting of stockholders at which a quorum is present, receipt of any required governmental authority, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and approval by NASDAQ of the listing of the shares to be issued. The transaction is expected to close by the end of the first quarter of 2010, subject to satisfaction or waiver of all conditions.

The Share Purchase Agreement contains certain termination rights for both Alphatec and HealthpointCapital, and further provides that, upon a termination of the Share Purchase Agreement under specified circumstances, Alphatec may be required to pay a termination fee to HealthpointCapital in the amount of $3.2 million.

The foregoing summary of certain terms of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The representations and warranties contained in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

HealthpointCapital and its affiliates indirectly hold approximately 94.8% of the shares of Scient’x. Accordingly, they will directly or indirectly receive shares of Alphatec’s common stock in connection with the Share Purchase proportional to their ownership interests in Scient’x. Pursuant to the terms of the Share Purchase Agreement, HealthpointCapital has agreed to vote in favor of the Share Purchase. HealthpointCapital and its affiliates own approximately 39.4% of the outstanding common stock of Alphatec as of December 15, 2009.

The Company’s board of directors formed a special committee of disinterested directors to evaluate and, if appropriate, negotiate the transaction with Scient’x, and such special committee unanimously recommended that the board of directors and stockholders approve the Share Purchase Agreement and the issuance of the Company’s shares contemplated therein. Following such recommendation by the special committee, the Company’s board of directors unanimously approved the Share Purchase Agreement.

Thomas Weisel Partners LLC (“Thomas Weisel Partners”) served as the financial advisor to the special committee. On December 17, 2009, Thomas Weisel Partners delivered a written opinion to the special committee and the board of directors that, as of the date of the opinion, the Share Purchase is fair, from a financial point of view, to Alphatec.

Corporate Governance Agreement

In connection with the Share Purchase Agreement, Alphatec also entered into a corporate governance agreement (the “Corporate Governance Agreement”) with HealthpointCapital pursuant to which HealthpointCapital has agreed generally not to, directly or indirectly, and subject to certain exceptions, effect, seek, offer or propose to effect or participate in any arrangement or scheme to acquire any of the Company’s securities, to join any group regarding any transaction to acquire the Company’s securities, or to make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its securities or assets. However, HealthpointCapital may make a proposal to an independent committee of the Company’s board of directors with respect to certain of these transactions, so long as any such proposal is not publicly disclosed. HealthpointCapital has further agreed that if it becomes aware that it beneficially owns in the aggregate more than a permitted number of the Company’s shares set forth in the agreement, then they shall promptly take all action necessary to reduce the number of beneficially owned shares in the aggregate to a permitted number of shares. HealthpointCapital has also agreed that it will not transfer or permit any of its affiliates or associates to transfer any of their shares of Scient’x, except for transfers where no transferee would beneficially own more than the number of shares beneficially owned by HealthpointCapital as of the date of the Corporate Governance Agreement, transfers to their controlled affiliates, provided that such affiliate becomes a signatory to the agreement, transfers pursuant to a tender or exchange offer, merger or other business combination approved by the board of directors, transfers approved by an independent committee of the board of directors, or transfers to its limited or general partners, if, as a result, no transferee would beneficially own more than the number of shares held by such shareholders as of the date of the Corporate Governance Agreement.

The foregoing summary of certain terms of the Corporate Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of Share Purchase, the Company and the Scient’x shareholders (the “Registration Rights Holders”) will enter into a registration rights agreement pursuant to which the Registration Rights Holders will have registration rights with respect to the shares issued in the Share Purchase and any other of the Company’s shares held by such stockholders that constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) (referred to as the “Registrable Shares”).

Pursuant to the registration rights agreement, the Registration Rights Holders will have demand and piggy-back registration rights with respect to the Registrable Shares. At any time after (a) 90 days after the closing of the Share Purchase, or (b) 135 days after the closing of the Share Purchase if the Company files a resale registration statement prior to the closing of the Share Purchase to register shares of its common stock that are issued and sold to third parties in a private placement transaction that is consummated after the date of the Share Purchase Agreement but prior to the closing of the Share Purchase, HealthpointCapital may demand that the Company register all or a portion of the Registrable Shares for sale under the Securities Act, so long as the market value of such securities on the date of such request is at least $10,000,000 or represents 3% of the total outstanding shares of common stock of Alphatec. No such private placement transaction is currently planned. The Company will effect the registration as requested, unless disinterested members of its board of directors determine that such registration would materially interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction, or would be materially detrimental to the Company and its stockholders, in which case the Company will have the right to defer such registration for a period of up to 60 days.

In addition, if at any time the Company registers any shares of its capital stock, other than in connection with (i) a registration pursuant to an exercise of demand rights described above, (ii) prior to 135 days after the closing of the Share Purchase, a resale registration of the Company’s shares of common stock that are issued and sold by it to third parties in a private placement transaction that is consummated after the date of the Share Purchase Agreement and prior to the closing of the Share Purchase (no such private placement is currently planned), (iii) a registration relating solely to a business combination or merger involving the Company, (iv) a registration relating solely to its employee benefit plans, (v) a registration relating to its reorganization or other transaction under Rule 145 of the Securities Act, or (vi) any registration on any form that does not include substantially the same information as would be required to be included in a registration covering the sale of Registrable Securities, the Registration Rights Holders are entitled to notice of the registration and to include all or a portion of their Registrable Shares in the registration.

A Registration Rights Holder’s right to demand or include Registrable Shares in a registration is subject to the right of the underwriters to limit the number of shares included in the offering.

The Registration Rights Agreement contains customary provisions allocating rights and responsibilities and obligating the Company and the Registration Rights Holders to indemnify each other against certain liabilities arising from any registration of securities.

The foregoing summary of certain terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit E to the Share Purchase Agreement a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The shares will be issued in reliance upon the exemptions set forth in Regulation S and Regulation D promulgated under the Securities Act.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. The proxy statement will be mailed to stockholders of Alphatec and will contain important information about Alphatec, Scient’x, the transaction and related matters. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company from the SEC’s website at http://www.sec.gov. The proxy statement (when available) and such other documents may also be obtained for free from the Company’s website at http://www.alphatecspine.com or by directing such request to Alphatec Spine, Inc., Investor Relations, 5818 El Camino Real, Carlsbad, CA 92008, telephone: (760) 494-6746.

Alphatec, Scient’x and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed acquisition. Information regarding Alphatec’s directors and executive officers is contained in Alphatec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its proxy statement dated May 8, 2009, which are filed with the SEC. As of December 15, 2009, Alphatec’s directors and executive officers beneficially owned approximately 41.2% of Alphatec’s common stock. A more complete description of the interests of Alphatec’s directors and officers in the acquisition will be available in the proxy statement relating to the acquisition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

2.1	Acquisition Agreement, dated December 17, 2009, by and among the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.

10.1	Corporate Governance Agreement, dated December 17, 2009, between the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
(Registrant)

Date: December 22, 2009	/S/ EBUN S. GARNER, ESQ.
Ebun S. Garner, Esq. General Counsel and Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Acquisition Agreement, dated December 17, 2009, by and among the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.

10.1	Corporate Governance Agreement, dated December 17, 2009, between the Company and certain shareholders of Scient’x Groupe S.A.S. and Scient’x S.A.

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